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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 1997 (February 28, 1997 and March 1, 1997 as to Note 3) appearing in and incorporated by reference in the Annual Report on Form 10-K of Teleport Communications Group Inc. for the year ended December 31, 1996.

/s/ DeLoitte & Touche LLP


DELOITTE & TOUCHE LLP
New York, New York

June 30, 1997